EXHIBIT 10.9

     AGREEMENT ON TRANSFER OF SHARES OF HENAN ZHONGPIN FOOD SHARE CO., LTD. DATED MAY 23, 2005 BETWEEN BEN BAO KE AND HENAN ZHONGPIN FOOD CO., LTD.

             Ben Baoke transfers to Henan Zhongpin Food Co., Ltd. 1,007,937 shares of the common stock of Henan Zhongpin Food Share Co., Ltd. ("the Operating Company"), par value RMB 1.00, representing approximately 6.7% of the Operating Company's issued and outstanding shares. Upon completion of the stock transfer, Ben Baoke shall still hold 111,994 shares of the Operating Company's common stock, representing approximately 0.74% of the Operating Company's issued and outstanding shares.